Exhibit 99.1

Corteva Announces CEO of its Future Crop Protection Company

Luke Kissam, former Chairman, President and CEO of Albemarle, joins company on June 1

Indianapolis, Ind., April 14, 2026 – Corteva Inc. (NYSE: CTVA) announced today that its Board of Directors has named Luther (“Luke”) Kissam the chief executive officer of “New Corteva,” the future publicly-traded, differentiated crop protection company resulting from the current company’s planned separation in the fourth quarter of 2026.

New Corteva will be innovation-driven in both its product portfolio and its operating model, leveraging its technological leadership to deliver for farmers while also running an asset-light, efficient business. The company intends to make targeted investments to support growth and leverage its first-mover advantage in nature-inspired technologies to pursue opportunities promising attractive returns in markets that reward differentiation.

Luke will join Corteva on June 1 as CEO of its crop protection business, becoming CEO of the new, public company at separation, which is on track for the fourth quarter of 2026.

“Over the past several months, we have conducted a comprehensive search and assessment of many strong candidates, and we appointed Luke because it is clear that he is the right leader to continue to strengthen New Corteva’s position as a global market leader in the dynamic, competitive crop protection industry,” said Corteva Chair Greg Page. “Luke’s track record of propelling public companies towards sustained, innovation-led growth and integrated, market-focused solutions will serve farmers, customers and shareholders equally well.”

Luke brings to the role extensive experience in specialty chemicals as well as agriculture: he previously served as chairman, president and CEO of Albemarle Corporation, a global specialty chemicals leader, until his retirement from the company in June 2020. Luke joined Albemarle in 2003 as vice president, general counsel and corporate secretary and served as senior vice president, manufacturing and law, and corporate secretary from 2008 until his promotion to president in 2010.

Prior to joining Albemarle, Luke served as vice president, general counsel and secretary of Merisant Company, having previously served as associate general counsel at Monsanto. His most recent role was senior advisor at Bernhard Capital Partners Management.

“New Corteva will have every ingredient it needs to continue its upward trajectory: a talented leadership team, knowledgeable, passionate employees and loyal customers who understand the difference innovation creates – on their fields and for their bottom line. I am excited to take the helm of a company poised for such transformational success,” said Kissam.

He continued, “I grew up in a farming community, and that’s where I feel most at home. I also value the critical role agriculture plays in our economy and our society. For all these reasons, it’s a pleasure to rejoin an industry delivering solutions to help farmers grow more food – and fuel – to power our growing world.”

Members of New Corteva executive leadership will be hosting an investor day on September 15 at the New York Stock Exchange; details on attendance and participation will be shared in the coming weeks.

About Corteva

Corteva, Inc. (NYSE: CTVA) is a global pure-play agriculture company that combines industry-leading innovation, high-touch customer engagement and operational execution to profitably deliver solutions for the world’s most pressing agriculture challenges. Corteva generates advantaged market preference through its unique distribution strategy, together with its balanced and globally diverse mix of seed, crop protection, and digital products and services. With some of the most recognized brands in agriculture and a technology pipeline well positioned to drive growth, the company is committed to maximizing productivity for farmers, while working with stakeholders throughout the food system as it fulfills its promise to enrich the lives of those who produce and those who consume, ensuring progress for generations to come. More information can be found at www.corteva.com.

Cautionary Statement on Forward-Looking Statements

This press release contains certain forward-looking statements. Words such as “intend,” “will,” “plan,” “may,” “expect,” “see,” and “evaluate” and variations of such words and similar future or conditional expressions are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, Corteva’s intent to separate and its related expectations for New Corteva and SpinCo. These forward-looking statements reflect management’s current expectations and are not guarantees of future performance and are subject to a number of risks and uncertainties, many of which are difficult to predict and beyond Corteva’s control.

Important factors that may affect Corteva’s business and operations and that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, whether the objectives of the separation will be achieved; the terms, structure, benefits and costs of any action or transaction resulting from the separation; the timing of any such separation or related action and whether any such separation will be consummated at all; the risk that the announcement of the intended separation could have an adverse effect on the ability of Corteva to retain and hire key personnel and maintain relationships with customers, suppliers, employees, shareholders and other business relationships and on its operating results and business generally; the risk the separation could divert the attention and time of the company’s management; the risk of any unexpected costs or expenses resulting from the separation process or separation itself; and the risk of any litigation relating to the separation, as well as the risks and uncertainties described in Corteva’s risk factors, as they may be amended from time to time, set forth in its filings with the U.S. Securities and Exchange Commission. Corteva disclaims and does not undertake any obligation to update, revise, or withdraw any forward-looking statement in this press release, except as required by applicable law or regulation.